UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2013

BLUEFLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14498	13-3612110
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

42 West 39th Street, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 944-8000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On February 15, 2013, Bluefly, Inc. (the “Company”) was notified by the Nasdaq Stock Market that it is not in compliance with the continued listing requirements for the Nasdaq Capital Market contained in Nasdaq Listing Rule 5450(a)(1) because shares of its Common Stock had closed at a per share bid price of less than $1.00 for at least 30 consecutive trading days. The Nasdaq notice has no immediate effect on the listing of the Company’s Common Stock.

Under Nasdaq rules, the Company has a 180-day grace period to regain compliance, which extends to August 14, 2013. In order to regain compliance, shares of the Company’s Common Stock would need to close at a price of $1.00 per share or more for at least ten consecutive trading days at any time prior to August 14, 2013. The Company may be granted an additional 180-day grace period to regain compliance, if, at that time, it meets the initial listing criteria of the Nasdaq Capital Market, other than the minimum bid price requirement. In the event that the Company does not regain compliance within the requisite time period, it would have the right to appeal any delisting. The failure to maintain listing on the Nasdaq Capital Market may have an adverse effect on the price and/or liquidity of the Company’s Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEFLY, INC.
(Registrant)

Date: February 22, 2013	By:	/s/ James Gallagher
	Name:	James Gallagher
	Title:	Chief Financial Officer